EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Commission File Number 333-104445) pertaining to The Peoples Bank & Trust Company 401(k) Plan of our report dated April 23, 2003, relating to the financial statements and schedules of The Peoples Bank & Trust Company 401(k) Plan for the plan year ending December 31, 2002, included in this Annual Report on Form 11-K for the year ended December 31, 2003.

/s/ NAIL McKINNEY PROFESSIONAL ASSOCIATION

Tupelo, Mississippi

July 9, 2004